UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2025

BEELINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Valley Street, Suite 225

Providence, RI 02909

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (458) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

To the extent required by Item 5.02(e) of Form 8-K, the information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

2025 Annual Meeting

On October 2, 2025, the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Beeline Holdings, Inc. (the “Company”) was held. At the 2025 Annual Meeting, the Company’s stockholders voted on (i) the election of six members of the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders (Proposal 1); (ii) approval of the Company’s Amended and Restated 2025 Equity Incentive Plan (the “2025 Plan”) (Proposal 2); (iii) approval of the increase in shares of Common Stock issuable under the Company’s Series G Convertible Preferred Stock and Warrants, and (iv) approval of an adjournment of the 2025 Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the 2025 Annual Meeting (Proposal 4), all as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 18, 2025.

Set forth below are the voting results on each matter submitted to the stockholders at the 2025 Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect the following six individuals as directors to hold office until the next annual meeting of stockholders:

Nominee	Votes For	Abstentions	Broker Non-Votes
Nicholas R. Liuzza, Jr.	6,023,159	16,015	6,020,654
Joseph Caltabiano	5,916,224	122,950	6,020,654
Eric Finnsson	5,895,475	143,699	6,020,654
Joseph Freedman	5,890,015	36,474	6,020,654
Francis Knuettel, II	6,002,700	36,474	6,020,654
Stephen Romano	6,019,667	19,507	6,020,654

Proposal 2. The Company’s stockholders voted to approve the Company’s 2025 Plan.

Votes For	Votes Against	Abstentions
5,726,389	295,941	16,844

Proposal 3. The Company’s stockholders voted to approve the increase in Common Stock issuable under the Company’s Series G Convertible Preferred Stock and Warrants.

Votes For	Votes Against	Abstentions
5,649,905	182,387	206,882

As there were sufficient votes to approve Proposals 1 through 3, Proposal 4 was moot.

Equity Grants

As a result of the stockholders’ approval of the 2025 Plan at the 2025 Annual Meeting, the following equity grants took effect on October 2, 2025, as such grants were subject to stockholder approval in accordance with the rules of The Nasdaq Stock Market, LLC:

Nicholas R. Liuzza, Jr., the Company’s Chief Executive Officer, director and principal stockholder, was granted 50,000 stock options exercisable for 10 years at an exercise price of $1.01376 per share, vesting annually in equal amounts over two years from May 28, 2025, subject to continued service on the applicable vesting date.

Christopher R. Moe, the Company’s Chief Executive Officer was granted 235,000 stock options and Tiffany Milton, the Company’s Chief Accounting Officer was granted 35,000 stock option, each exercisable for 10 years at an exercise price of $1.01376 per share, and vesting annually in equal amounts over two years from May 28, 2025, subject to continued service on the applicable vesting date.

Joseph Freedman, a director of the Company, was granted 10,000 shares of restricted stock vesting on October 2, 2025, 30,000 shares vesting one-third annually over three years from May 28, 2025, 18,333 shares for prior work as of April 30, 2025, vesting on May 28, 2026; and 30,000 restricted stock units vesting on the earlier of one year from the grant date or delivery of a final report by the applicable committee.

Joseph Caltabiano, a director of the Company, was granted 10,000 shares of restricted stock vesting on October 2, 2025, 30,000 shares vesting one-third annually over three years from May 28, 2025, 18,333 shares for prior work as of April 30, 2025, vesting on May 28, 2026, and 30,000 restricted stock units vesting on the earlier of one year from the grant date or delivery of a final report by the applicable committee.

Eric Finnsson, a director of the Company, was granted 10,000 shares of restricted stock vesting on October 2, 2025 and 30,000 shares vesting one-third annually over three years from May 28, 2025.

Francis Knuettel II, a director of the Company, was granted 10,000 shares of restricted stock vesting on October 2, 2025 and 30,000 shares vesting one-third annually over three years from May 28, 2025.

Stephen Romano, a director of the Company, was granted 10,000 shares of restricted stock vesting on October 2, 2025, 30,000 shares vesting one-third annually over three years from May 28, 2025,and 5,666 shares for prior work as of April 30, 2025, vesting on May 28, 2026.

The foregoing descriptions of equity grants do not purport to be complete, and are qualified in their entirety by reference to the full text of the applicable grant documents, forms of which are filed as Exhibits 10.1 through 10.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement
10.2	Form of Restricted Stock Unit Agreement
10.3	Form of Option Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2025

BEELINE HOLDINGS, INC.

By:	/s/ Nicholas R. Liuzza, Jr.
Nicholas R. Liuzza, Jr.
Chief Executive Officer